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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                         U.S. TIMBERLANDS COMPANY, L.P.
            (Exact name of registrant as specified in its charter)


               DELAWARE                                  91-1842156
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


             P.O. BOX 10
           6400 HIGHWAY 66
        KLAMATH FALLS, OREGON                               97601
(Address of principal executive offices)                 (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

None.


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the
following box.    [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.    [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:               EACH CLASS IS TO BE REGISTERED:

Common Units representing          Nasdaq National Market
limited partner interests
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the Common Units representing limited partner interests in U.S. Timberlands Company, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-32811), as filed with the Securities and Exchange Commission on August 4, 1997 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.


ITEM 2. EXHIBITS

        The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

        1.  Amendment No. 1 to the Registrant's Registration Statement on
            Form S-1 (No. 333-32811), as filed with the Securities and Exchange Commission on October 16, 1997 (the "Registration Statement").

        2.  Certificate of Limited Partnership of the Registrant.

        3. Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement.

        4. Form of Certificate evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 23, 1997

                                       U.S. TIMBERLANDS COMPANY, L.P.

                                       BY:  NEW SERVICES, L.L.C.*
                                            AS GENERAL PARTNER


                                            By: /s/ John M. Rudey
                                                ----------------------------
                                                Name:  John M. Rudey
                                                Title: Chairman of the Board


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*  Upon consummation of the Registrant's initial public offering, New Services,
   L.L.C. will change its name to "U.S. Timberlands Services Company, L.L.C."

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                                 EXHIBIT INDEX

Exhibit
Number

*1          Amendment No. 1 to the Registrant's Registration Statement on
            Form S-1 (No. 333-32811), as filed with the Securities and Exchange Commission on October 16, 1997.

 2          Certificate of Limited Partnership of the Registrant.

*3 Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1 referenced above.

*4 Form of Certificate evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1 referenced above.





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*   Incorporated by reference from the Registrant's Registration Statement on
    Form S-1 (No. 333-32811) pursuant to Rule 12b-32.

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